UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2018

TIER REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Sherry Lane, Suite 700
Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 8.01. OTHER EVENTS.

On August 8, 2018, TIER REIT, Inc. (the “Company”) entered into sales agreements (the “August 2018 Sales Agreements”) in connection with the establishment of an “at the market” equity offering program (the “2018 ATM Program”) with each of Jefferies LLC, BMO Capital Markets Corp., JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC pursuant to which the Company may offer and sell shares of its common stock having an aggregate offering price of up to $125,000,000.  Under the August 2018 Sales Agreements, the Company offered and sold shares of its common stock having an aggregate gross sales price of $37,988,373.10 through the date of this Current Report on Form 8-K.  As a result of such prior sales, shares of the Company’s common stock having an aggregate gross sales price of $87,011,626.90 (the “Shares”) remain unsold under the August 2018 Sales Agreements as of the date of this Current Report on Form 8-K.

On November 5, 2018, the Company entered into a sales agreement (the “Baird Sales Agreement” and, together with the August 2018 Sales Agreements, as amended, the “Sales Agreements”) with Robert W. Baird & Co. Incorporated (“Baird” and, together with the sales agents that are party to the August 2018 Sales Agreements, the “Sales Agents”) pursuant to which, collectively with the August 2018 Sales Agreements, the Company may offer and sell the Shares remaining unsold under the 2018 ATM Program.  Contemporaneously with its entry into the Baird Sales Agreement, the Company amended the August 2018 Sales Agreements to recognize Baird as an additional sales agent and to make certain other administrative changes (collectively, the “Amendments”).  The Baird Sales Agreement is substantially the same as the August 2018 Sales Agreements, as amended.

Pursuant to the Sales Agreements, the Company may issue and sell the Shares from time to time through the Sales Agents, as the Company’s agents for the offer and sale of the Shares. Sales of Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or any other existing trading market for the Company’s shares of common stock.  The Company will pay each of the Sales Agents a commission, which in each case will not be more than 2.0% of the gross sales price of Shares sold through it as the Company’s agent under the applicable Sales Agreement.

The Company has no obligation to sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock, determinations by the Company of the appropriate sources of funding for the Company and potential uses of funding available to the Company. The Company intends to use the net proceeds from the offering of the Shares, if any, for general corporate purposes, which may include future acquisitions, development and repayment of indebtedness, including borrowings under the Company’s credit facility.

The Company filed a prospectus supplement, dated November 5, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the Shares, which supersedes and replaces the prospectus supplement filed with the Securities and Exchange Commission on August 8, 2018.  The Shares will be issued pursuant to the November 5, 2018 prospectus supplement and the Company’s registration statement on Form S-3 (File No. 333-213285) filed with the SEC on August 24, 2016.

The foregoing description of the Baird Sales Agreement and the Amendments is qualified in its entirety by reference to the Baird Sales Agreement filed as Exhibit 1.1 and the form of Amendment filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
1.1*	Sales Agreement, dated as of November 5, 2018, between the Company and Robert W. Baird & Co. Incorporated
1.2*	Form of Amendment to Sales Agreement
5.1*	Opinion of Goodwin Procter LLP with respect to the validity of the shares.
23.1*	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

*                                         Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER REIT, INC.

Date: November 5, 2018	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Legal Officer, Executive Vice President and Secretary